As filed with the United States Securities and Exchange Commission on July 31, 2009
Registration No. 333-151004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
(Post-Effective Amendment No. 1)
REGISTRATION STATEMENT
Under
The Securities Act of 1933
ACTUATE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	94-3193197
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)
2207 Bridgepointe Parkway, Suite 500
San Mateo, California 94404
(650) 645-3000
(Address of principal executive offices) (Zip Code)
ACTUATE CORPORATION AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN
ACTUATE CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)
PETER I. CITTADINI
CHIEF EXECUTIVE OFFICER AND PRESIDENT
ACTUATE CORPORATION
2207 Bridgepointe Parkway, Suite 500
San Mateo, California 94404
(Name and address of agent for service)
(650) 645-3000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE:
On June 11, 2009, Actuate Corporation (the “Registrant”) filed a Form S-8 Registration Statement, Registration No. 333-151004 (the “Registration Statement”), pursuant to which the Registrant registered 2,800,000 shares of its Common Stock for issuance under its Amended and Restated 1998 Equity Incentive Plan and 600,000 shares of its Common Stock for issuance under its 1998 Employee Stock Purchase Plan.
Registrant is hereby filing this Post-Effective Amendment No. 1 to the Registration Statement to (i) de-register 591,518 shares of Common Stock previously registered for issuance under in the Amended and Restated 1998 Equity Incentive Plan to correctly reflect the number of shares available for issuance under such plan and (ii) to file a revised Exhibit 5 and Exhibit 23.1.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23.1

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
     Item 8. Exhibits

Exhibit
Number	Exhibit

4	Instrument Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-24607 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(a) of this Registration Statement.*

5	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.*

99.1	Actuate Corporation Amended and Restated 1998 Equity Incentive Plan, which is incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333.-55741).*

99.2	Actuate Corporation 1998 Employee Stock Purchase Plan, which is incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333.-55741).*

*	Previously filed

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on this 31st day of July, 2009.

ACTUATE CORPORATION
By:	/s/ Daniel A. Gaudreau
Daniel A. Gaudreau, Senior Vice President,
Operations and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Nicolas C. Nierenberg	Chairman of the Board and Chief Architect	July 31, 2009
Nicolas C. Nierenberg

*/s/ Peter I. Cittadini	President, Chief Executive Officer	July 31, 2009
Peter I. Cittadini	and Director (Principal Executive
Officer)

/s/ Daniel A. Gaudreau	Senior Vice President,	July 31, 2009
Daniel A. Gaudreau	Operations and Chief Financial
Officer
(Principal Financial and
Accounting Officer)

*/s/ George B. Beitzel George B. Beitzel	Director	July 31, 2009

*/s/ Kenneth E. Marshall Kenneth E. Marshall	Director	July 31, 2009

*/s/ Arthur C. Patterson Arthur C. Patterson	Director	July 31, 2009

*/s/ Steven D. Whiteman Steven D. Whiteman	Director	July 31, 2009

The undersigned by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to this Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Daniel A. Gaudreau
Daniel A. Gaudreau,
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Exhibit
4	Instrument Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-24607 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(a) of this Registration Statement.*

5	Opinion and consent of Morgan Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morgan Lewis & Bockius LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.*

99.1	Actuate Corporation Amended and Restated 1998 Equity Incentive Plan, which is incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333.-55741).*

99.2	Actuate Corporation 1998 Employee Stock Purchase Plan, which is incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333.-55741).*

*	Previously filed